UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Spring Street, Building C – Suite 500, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stock Incentive Plan

On June 4, 2020, Curis, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2020, at which a quorum was present by proxy.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated 2010 Stock Incentive Plan (the “Third Amended and Restated 2010 Plan”) to reserve an additional 1,300,000 shares of common stock, $0.01 par value per share, of the Company (the “common stock”) for issuance under the plan, increasing the total number of shares of common stock authorized for issuance thereunder from 10,890,000 shares to 12,190,000 shares. The other terms of the Third Amended and Restated 2010 Plan remain unchanged.

The description of the Third Amended and Restated 2010 Plan contained on pages 57 to 67 of the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 22, 2020 (the “Proxy Statement”), is incorporated herein by reference. A complete copy of the Third Amended and Restated 2010 Plan, as amended, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of the Company’s common stock from 101,250,000 shares to 151,875,000 shares. The additional common stock authorized by the Certificate of Amendment has rights identical to the Company’s currently outstanding common stock. The Company filed the Certificate of Amendment, which was effective upon filing, with the Secretary of State of the State of Delaware on June 4, 2020.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in the Proxy Statement:

1: The following nominees were elected to the Company’s Board as Class III directors for terms of three years expiring at the 2023 annual meeting of stockholders.

Name	For	Withheld	Broker Non-Votes
Martyn D. Greenacre	16,850,269	791,898	11,560,779
Kenneth I. Kaitin, Ph.D.	16,853,064	789,103	11,560,779

2: The Second Amendment to the Company’s Third Amended and Restated 2010 Stock Incentive Plan to reserve an additional 1,300,000 shares of common stock for issuance under the plan, increasing the total number of shares of common stock authorized for issuance thereunder from 10,890,000 shares to 12,190,000 shares, was approved:

For	Against	Abstain	Broker Non-Votes
13,768,368	3,809,481	64,318	11,560,779

3: An amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 101,250,000 shares to 151,875,000 was approved:

For	Against	Abstain
25,471,961	3,116,033	614,952

4: A nonbinding advisory proposal on the compensation of the Company’s named executive officers was approved:

For	Against	Abstain	Broker Non-Votes
16,491,682	1,089,106	61,379	11,560,779

5: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified:

For	Against	Abstain
27,819,501	1,239,751	143,694

6: The issuance of up to $27.0 million in additional shares of common stock to Aspire Capital Fund, LLC, for purposes of Nasdaq Listing Rule 5635(d), was approved:

For	Against	Abstain	Broker Non-Votes
16,792,874	785,181	64,112	11,560,779

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Curis, Inc.

99.1	Third Amended and Restated 2010 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: June 10, 2020	By:	/s/ James E. Dentzer
James E. Dentzer
President and Chief Executive Officer